SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 8, 2013

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32223	33-1082757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2011, Strategic Hotels & Resorts, Inc. (the “Company”) through its indirect wholly owned subsidiaries formed a partnership, BSK Del Partner L.P. (the “Hotel del Coronado Venture”), with an unaffiliated third party, an affiliate of Blackstone Real Estate Advisors VI L.P. (“Blackstone”), to own the Hotel del Coronado. Blackstone is the general partner of the Hotel del Coronado Venture with an approximate 63.6% ownership interest, and the Company through its indirect wholly owned subsidiaries is a limited partner with an approximate 36.4% ownership interest.

Certain affiliates of the Hotel del Coronado Venture entered into a financing arrangement for the Hotel del Coronado with an effective interest rate of LIBOR plus 365 basis points (the “Loan”) consisting of three limited recourse loan agreements as follows:

•

Mezzanine B Loan Agreement, dated as of March 8, 2013, between BSK Mezz 2, LLC, an indirect wholly owned subsidiary of the Hotel del Coronado Venture, as borrower (“Mezz B Borrower”), and lenders JPMorgan Chase Bank, National Association (“JPM”) and German American Capital Corporation (“GACC” and, collectively with JPM, the “Lender”), relating to a mezzanine loan in the principal amount of $75 million bearing interest at LIBOR plus 7.25% (the “Mezz B Loan”);

•

Mezzanine A Loan Agreement, dated as of March 8, 2013, between BSK Mezz 1, LLC, a wholly owned subsidiary of Mezz B Borrower, as borrower (“Mezz A Borrower”), and Lender, relating to a mezzanine loan in the principal amount of $115 million bearing interest at LIBOR plus 4.75% (the “Mezz A Loan”);

•

Loan Agreement, dated as of March 8, 2012, between BSK del Partners, LLC, a wholly owned subsidiary of Mezz A Borrower, as borrower (“Property Owner”), and Lender, relating to a mortgage loan in the principal amount of $285 million bearing interest at LIBOR plus 2.25878% (the “Mortgage Loan”);

The Mortgage Loan is secured by the Hotel del Coronado. The Mezz A Loan is secured by a pledge of the equity of the Property Owner. The Mezz B Loan is secured by a pledge of the equity of Mezz A Borrower.

The Loan has an initial two-year term with three, one-year extension options available to the Hotel del Coronado Venture upon satisfying certain financial and other conditions. The Loan is interest only and is not subject to amortization. The Loan replaced $425.0 million of mortgage and mezzanine loans previously encumbering the property.

The description of the Loan is qualified in its entirety by reference to the Mezz B Loan, the Mezz A Loan Agreement and the Mortgage Loan, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K (this “Current Report”).

JPM and GACC are lenders on certain other properties owned by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2013

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mezzanine B Loan Agreement, dated as of March 8, 2013, between BSK Mezz 2, LLC, as borrower, and JPMorgan Chase Bank, National Association and German American Capital Corporation, as lenders

10.2	Mezzanine A Loan Agreement, dated as of March 8, 2013, between BSK Mezz 1, LLC, as borrower, and JPMorgan Chase Bank, National Association and German American Capital Corporation, as lenders

10.3	Loan Agreement, dated as of March 8, 2013, between BSK del Partners, LLC, as borrower, and JPMorgan Chase Bank, National Association and German American Capital Corporation, as lenders